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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 7, 2003 relating to the financial statements, which appears in the 2002 Annual Report to Shareholders of Superior Industries International, Inc., which is incorporated by reference in Superior Industries International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the incorporation by reference of our report dated February 7, 2003 relating to the financial statement schedule, which appears in such Annual Report of Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Los Angeles, California
July 25, 2003

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